Exhibit 99.1

BlueLinx Holdings Inc. Completes Offering of 6.00% Senior Secured Notes due 2029

MARIETTA, Ga. – October 25, 2021 – BlueLinx Holdings Inc. (NYSE: BXC) (the “Company”), a leading U.S. wholesale distributor of building products, announced today that the Company has completed its previously announced offering of $300 million aggregate principal amount of its 6.00% Senior Secured Notes due 2029 (the “2029 Notes”) in a private offering to persons reasonably believed to be “qualified institutional buyers,” as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and non-U.S. persons outside the United States under Regulation S under the Securities Act.

The 2029 Notes were priced to investors at 98.625% of their principal amount and will mature on November 15, 2029. The Company’s obligations under the 2029 Notes will be guaranteed by the Company’s domestic subsidiaries that are co-borrowers under or guarantee the Company’s revolving credit facility. The 2029 Notes and the related guarantees will be secured by a first-priority security interest in substantially all of the Company’s and each guarantor’s existing and future assets (other than receivables, inventory, deposit accounts, securities accounts, business interruption insurance and other related assets (the “ABL Collateral”)), subject to certain exceptions and customary permitted liens. The 2029 Notes and the related guarantees will also be secured on a second-priority basis by a lien on the ABL Collateral.

“This financing serves to significantly increase our borrowing capacity with long-dated capital at an attractive fixed rate,” stated Dwight Gibson, President and CEO of BlueLinx. “Our newly issued tranche of senior secured notes, when taken in combination with our long-dated $350 million revolving credit facility, provide a more robust capital structure capable of supporting our next phase of profitable growth. Importantly, this transaction is net-leverage neutral, as we intend to use cash proceeds from the issuance to pay down our existing revolving credit facility balance. I want to thank my BlueLinx colleagues, bank group, lenders and partners for their many contributions during this process, the culmination of which resulted in a successful outcome for both our Company and its investors.”

The 2029 Notes are not registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold except pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

This press release is for informational purposes only and is not an offer to sell or the solicitation of an offer to buy any securities.

About BlueLinx Holdings

BlueLinx (NYSE: BXC) is a leading U.S. wholesale distributor of residential and commercial building products with both branded and private-label SKUs across product categories such as lumber, panels, engineered wood, siding, millwork, metal building products, and other construction materials. With a strong market position, broad geographic coverage footprint servicing 40 states, and the strength of a locally-focused sales force, we distribute our comprehensive range of products to over 15,000 national, regional, and local dealers, specialty distributors, national home centers, and manufactured housing customers. BlueLinx provides a wide range of value-added services and solutions to our customers and suppliers. We are headquartered in Georgia, with executive offices located at 1950 Spectrum Circle, Marietta, Georgia, and we operate our distribution business through a broad network of distribution centers. BlueLinx encourages investors to visit its website, www.BlueLinxCo.com, which is updated regularly with financial and other important information about BlueLinx.

Investor and Media Contact

Ryan Taylor, VP Investor Relations & Treasury

BlueLinx Holdings Inc.

OR

Noel Ryan, Senior Partner

Vallum Advisors

investor@bluelinxco.com

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements include, without limitation, any statement that predicts, forecasts, indicates or implies future results, performance, liquidity levels or achievements, and may contain the words “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” “will be,” “will likely continue,” “will likely result” or words or phrases of similar meaning.

Forward-looking statements in this press release are based on estimates and assumptions made by our management that, although believed by us to be reasonable, are inherently uncertain. Forward-looking statements involve risks and uncertainties that may cause our business, strategy, or actual results to differ materially from the forward-looking statements. These risks and uncertainties include those discussed in greater detail in our filings with the Securities and Exchange Commission. We operate in a changing environment in which new risks can emerge from time to time. It is not possible for management to predict all of these risks, nor can it assess the extent to which any factor, or a combination of factors, may cause our business, strategy, or actual results to differ materially from those contained in forward-looking statements. Factors that may cause these difference include, among other things: pricing and product cost variability; volumes of product sold; changes in the prices, supply, and/or demand for products that we distribute; the cyclical nature of the industry in which we operate; housing market conditions; the COVID-19 pandemic and other contagious illness outbreaks and their potential effects on our industry; effective inventory management relative to our sales volume or the prices of the products we produce; information technology security risks and business interruption risks; increases in petroleum prices; consolidation among competitors, suppliers, and customers; disintermediation risk; loss of products or key suppliers and manufacturers; our dependence on international suppliers and manufacturers for certain products; business disruptions; exposure to product liability and other claims and legal proceedings related to our business and the products we distribute; natural disasters, catastrophes, fire, or other unexpected events; successful implementation of our strategy; wage increases or work stoppages by our union employees; costs imposed by federal, state, local, and other regulations; compliance costs associated with federal, state, and local environmental protection laws; our level of indebtedness and our ability to incur additional debt to fund future needs; the risk that our cash flows and capital resources may be insufficient to service our existing or future indebtedness; the covenants of the instruments governing our indebtedness limiting the discretion of our management in operating our business; the fact that we lease many of our distribution centers, and we would still be obligated under these leases even if we close a leased distribution center; changes in our product mix; shareholder activism; potential acquisitions and the integration and completion of such acquisitions; the possibility that the value of our deferred tax assets could become impaired; changes in our expected annual effective tax rate could be volatile; the costs and liabilities related to our participation in multi-employer pension plans could increase; the possibility that we could be the subject of securities class action litigation due to stock price volatility; and changes in, or interpretation of, accounting principles.

Given these risks and uncertainties, we caution you not to place undue reliance on forward-looking statements. We expressly disclaim any obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as required by law.

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